Exhibit 99.1

Eargo Reports Third Quarter 2022 Financial Results

Third Quarter 2022 Highlights:
•	Net revenues of $7.9 million, compared to ($22.9) million in the prior year period
•	Gross systems shipped of 5,156, compared to 13,117 in the prior year period
•	Return accrual rate of 32.3%, compared to 46.4% in the prior year period
•	GAAP gross margin of 24.0%; non-GAAP gross margin of 24.5%
•	GAAP sales and marketing expense as a percent of net revenues of 142.7%; non-GAAP sales and marketing expense as a percent of net revenues of 134.5%
•	Cash and cash equivalents of $88.1 million as of September 30, 2022
•	Quarterly cash burn of approximately $19.0 million
•	As of late October 2022, Eargo available for purchase in approximately 1,500 Victra Wireless stores nationwide through a partnership between the companies.

SAN JOSE, Calif., November 3, 2022 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or the “Company”), a medical device company on a mission to improve hearing health, today reported its financial results for the third quarter ended September 30, 2022.

Christian Gormsen, President and CEO, said “During the third quarter, Eargo made positive initial traction on our most important business priorities. We made small but incremental steps toward potentially regaining insurance coverage of Eargo hearing aid devices by insurance payors, stabilized our cash pay business performance and continued to focus on innovation. In addition, we recently established a significant physical retail presence through our partnership with Victra. While we have significant work ahead of us, we are confident about the future of Eargo and our ability to continue helping more people hear better.”

Stockholder Rights Offering
In connection with the previously disclosed note transaction with Patient Square Capital, the Company obtained stockholder approval at its annual meeting of stockholders held on October 12, 2022 on all proposals necessary to conduct a rights offering for an aggregate of 375 million shares of common stock to stockholders as of a record date of October 24, 2022 at an offering price of $0.50 per share. The Company launched the rights offering on October 31, 2022 and is currently accepting subscriptions from stockholders of record. If you hold your shares of common stock in “street name” through a broker, dealer or other nominee, then your broker, dealer or other nominee is the record holder of the shares you own, and you should promptly contact them should you wish to participate. Non-U.S. stockholders have until November 10, 2022 to subscribe and U.S. stockholders have until November 17, 2022 to subscribe. Before you invest, you should read the final prospectus dated October 27, 2022, relating to the offering and filed with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” beginning on page 10 of the prospectus, and other documents the Company has filed with the SEC for more complete information about the Company and the offering.

Third Quarter 2022 Financial Results
Gross systems shipped for the third quarter of 2022 were 5,156, compared to 13,117 during the third quarter of 2021. The decrease in shipment volume year over year was largely driven by our decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022.

Net revenue was $7.9 million for the third quarter of 2022, compared to ($22.9) million for the third quarter of 2021. As previously disclosed, during the three months ended September 30, 2021, the Company recorded the $34.4 million settlement amount associated with the DOJ investigation as a reduction in revenue. Additionally, as previously disclosed, the Company estimated that a majority of customers with unsubmitted claims as of September 30, 2021 would choose to return the hearing aid system if their insurance provider denied their claim or the claim was ultimately not submitted by the Company for payment, which resulted in an increase in expected product returns from such transactions that occurred prior to September 21, 2021. As a result, the Company recorded $13.3 million of estimated sales returns as a reduction in revenue in the third quarter of 2021 related to shipments to customers with potential insurance benefits.

Gross profit for the third quarter of 2022 was $1.9 million compared to gross loss of $30.4 million for the third quarter of 2021. Gross margin was 24.0% for the third quarter of 2022. The increase in gross profit is primarily due to the third quarter 2021 reduction in revenue from the $34.4 million settlement amount associated with the DOJ investigation, the increase in product returns from customers with unsubmitted claims during 2021, and systems shipped during the three months ended September 30, 2021 to customers with potential insurance benefits for which the Company did not recognize related revenue.

Total operating expenses were $27.9 million or 353.4% of net revenues for the third quarter of 2022, compared with $48.6 million for the third quarter of 2021. The decrease in total operating expenses was primarily due to a decrease in advertising and promotional expenses, a reduction in bad debt expense, and a decrease in personnel and personnel-related costs.

Sales and marketing expenses were $11.3 million or 142.7% of net revenues for the third quarter of 2022, compared with $24.4 million for the third quarter of 2021. The change was primarily due to decreases in direct marketing, advertising and promotional expenses following our decision to temporarily stop accepting insurance benefits as a method of direct payment and decreases in personnel and personnel-related costs.

Research and development expenses were $5.0 million or 62.8% of net revenues for the third quarter of 2022, compared with $7.3 million for the third quarter of 2021. The decrease was primarily driven by a decrease in personnel and personnel-related costs and third-party vendor costs.

General and administrative expenses were $11.7 million or 148.0% of net revenues for the third quarter of 2022, compared with $16.9 million for the third quarter of 2021. The decrease was primarily due to a reduction in bad debt expense partially offset by an increase in general corporate costs driven by activities related to litigation, financing and compliance matters, and a net increase in personnel and personnel-related costs.

Excluding stock-based compensation expense, non-GAAP operating expenses for the third quarter of 2022 were $24.9 million, including research and development expenses of $4.3 million, sales and marketing expenses of $10.6 million, and general and administrative expenses of $10.0 million. Please refer to the section below titled “Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables at the end of this press release.

Net loss attributable to common stockholders for the third quarter of 2022 was ($50.6) million, or ($1.29) per share, compared to a net loss of ($79.3) million, or ($2.02) per share, for the third quarter of 2021. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the third quarter of 2022 was ($47.6) million, or ($1.21) per share, compared to a non-GAAP net loss of ($73.8) million, or ($1.88) per share, for the same period in 2021.

Cash and cash equivalents were $88.1 million as of September 30, 2022 compared to $110.5 million as of December 31, 2021.

Fourth Quarter 2022 Financial Guidance
The Company expects its cash burn in the fourth quarter of 2022 to be approximately $20 million to $25 million. Due to the uncertainty created in the business, the Company is not providing further financial guidance at this time.

Victra Partnership
Following the effective date of the OTC Final Rule, Eargo announced the availability of its devices in approximately 1,500 Victra Wireless stores across the country through a partnership between the companies. Victra is one of America’s largest wireless retailers. Through the partnership, consumers will be able to engage with a trained Victra sales consultant to learn more about Eargo, experience Eargo’s virtually invisible devices up close, and see how easy it is to use the portable charger and mobile app. Every Victra store will soon include an interactive display that contains a self-administered hearing screen, demo devices for customers to handle, and educational content about Eargo devices and general hearing health. Following the one-on-one experience with a Victra consultant, consumers can then purchase Eargo devices directly in store. Victra store locations can be found on the store locator pages at either https://www.eargo.com/store-locator or https://victra.com/locations/.

Conference Call and Webcast Information
Eargo will host a conference call to discuss the third quarter financial results after market close on November 3, 2022, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (888) 599-8686 for U.S. callers or (323) 794-2588 for international callers, using conference ID: 8304019. The live webinar can be accessed at ir.eargo.com.

About Eargo
Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated, Class I or Class II exempt devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links
http://eargo.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding completion and timing of the rights offering, operational focus and initiatives, and fourth quarter 2022 financial guidance. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: completion of the rights offering; the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the new over-the-counter hearing aid regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating loss, net income/loss, and basic and diluted net income/loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of this item in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Additional Information About the Rights Offering and Where to Find It
The Company has filed final prospectus with the SEC relating to the rights offering. Before you invest, you should read the prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain copies of the prospectus, by contacting Morrow Sodali, the information agent for the offering, at:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call (203) 658-9400
E-mail: EAR.info@investor.morrowsodali.com

No Offer or Solicitation
This press release shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of the Company be offered or sold in any jurisdiction in which such an offer, solicitation or sale would be unlawful. It is an outline of matters for discussion only.  Neither the SEC nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense. Stockholders are urged to read the final prospectus filed with the SEC and the other documents the Company has filed with the SEC for more complete information about the Company and the offering before making any investment decision with respect to the rights offering because they will contain important information regarding the offering. You should not construe the contents of this communication as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein.

Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

Eargo, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)
	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$88,075	$110,500
Accounts receivable, net	1,156	12,547
Inventories	4,953	5,712
Prepaid expenses and other current assets	5,058	10,873
Total current assets	99,242	139,632
Operating lease right-of-use assets	6,337	7,165
Property and equipment, net	8,691	9,551
Intangible assets, net	1,217	1,681
Goodwill	873	873
Other assets	210	1,209
Total assets	$116,570	$160,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,396	$9,053
Accrued expenses	10,966	9,235
Sales returns reserve	1,790	13,827
Settlement liability	—	34,372
Convertible notes	125,000	—
Long-term debt, current portion	—	3,333
Other current liabilities	1,902	1,813
Lease liability, current portion	665	750
Total current liabilities	146,719	72,383
Lease liability, noncurrent portion	6,175	6,640
Long-term debt, noncurrent portion	—	11,924
Total liabilities	152,894	90,947
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.0001 par value; 300,000,000 and 110,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 39,411,069 and 39,307,093 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	434,200	425,972
Accumulated deficit	(470,528)	(356,812)
Total stockholders’ equity	(36,324)	69,164
Total liabilities and stockholders’ equity	$116,570	$160,111

Eargo, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue, net	$7,908	$(22,869)	$24,331	$22,062
Cost of revenue	6,007	7,552	16,231	20,311
Gross profit (loss)	1,901	(30,421)	8,100	1,751
Operating expenses:
Research and development	4,963	7,296	14,689	17,222
Sales and marketing	11,282	24,444	37,306	63,202
General and administrative	11,702	16,887	43,980	32,806
Total operating expenses	27,947	48,627	95,975	113,230
Loss from operations	(26,046)	(79,048)	(87,875)	(111,479)
Other income (expense), net:
Interest income	419	2	480	19
Interest expense	—	(269)	(549)	(798)
Change in fair value of convertible notes	(25,000)	—	(25,000)	—
Loss on extinguishment of debt	—	—	(772)	—
Total other income (expense), net	(24,581)	(267)	(25,841)	(779)
Loss before income taxes	(50,627)	(79,315)	(113,716)	(112,258)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(50,627)	$(79,315)	$(113,716)	$(112,258)
Net income (loss) attributable to common stockholders, basic and diluted	$(50,627)	$(79,315)	$(113,716)	$(112,258)
Net income (loss) per share attributable to common stockholders, basic and diluted	$(1.29)	$(2.02)	$(2.89)	$(2.90)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	39,397,347	39,195,211	39,361,948	38,765,151

Eargo, Inc.
Results of Operations – Reconciliation between GAAP and Non-GAAP
(Unaudited)
(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP net loss per share to common stockholders, basic and diluted	$(1.29)	$(2.02)	$(2.89)	$(2.90)
Stock-based compensation	0.08	0.14	0.19	0.41
Non-GAAP net loss per share to common stockholders, basic and diluted	$(1.21)	$(1.88)	$(2.70)	$(2.49)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders, basic and diluted	$(50,627)	$(79,315)	$(113,716)	$(112,258)
Stock-based compensation	3,057	5,478	7,592	15,850
Non-GAAP net loss attributable to common stockholders, basic and diluted	$(47,570)	$(73,837)	$(106,124)	$(96,408)

Reconciliation between GAAP and non-GAAP operating expenses and operating loss:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP gross profit (loss)	$1,901	$(30,421)	$8,100	$1,751
Stock-based compensation	35	104	94	403
Non-GAAP gross profit (loss)	$1,936	$(30,317)	$8,194	$2,154

GAAP gross margin	24.0%	*	33.3%	7.9%
Stock-based compensation	0.5%	*	0.4%	1.8%
Non-GAAP gross margin	24.5%	*	33.7%	9.7%

GAAP research and development expense	$4,963	$7,296	$14,689	$17,222
Stock-based compensation	(707)	(1,584)	(1,142)	(3,751)
Non-GAAP research and development expense	$4,256	$5,712	$13,547	$13,471

GAAP sales and marketing expense	$11,282	$24,444	$37,306	$63,202
Stock-based compensation	(642)	(1,841)	(1,975)	(5,595)
Non-GAAP sales and marketing expense	$10,640	$22,603	$35,331	$57,607

GAAP general and administrative expense	$11,702	$16,887	$43,980	$32,806
Stock-based compensation	(1,673)	(1,949)	(4,381)	(6,101)
Non-GAAP general and administrative expense	$10,029	$14,938	$39,599	$26,705

GAAP total operating expense	$27,947	$48,627	$95,975	$113,230
Stock-based compensation	(3,022)	(5,374)	(7,498)	(15,447)
Non-GAAP total operating expense	$24,925	$43,253	$88,477	$97,783

GAAP operating loss	$(26,046)	$(79,048)	$(87,875)	$(111,479)
Stock-based compensation	3,057	5,478	7,592	15,850
Non-GAAP operating loss	$(22,989)	$(73,570)	$(80,283)	$(95,629)

* Not meaningful